UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2007

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697	06-1449146
(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2007, Republic Airways Holdings Inc. (the “Company”) and WexAir LLC (“WexAir”), the Company’s former majority stockholder, entered into a Stock Purchase Agreement (the “Agreement”) dated as of March 16, 2007. Pursuant to the terms of the Agreement, Republic agreed to purchase two million shares of its Common Stock, par value $.001 per share, from WexAir at a price of $20.50 per share, for total consideration of $41,000,000. Settlement of the transaction will occur on or before March 21, 2007. A copy of the Agreement, and a copy of the press release of the Company dated March 19, 2007, is filed herewith as Exhibit 10.1 and Exhibit 99.1, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Stock Purchase Agreement, dated as of March 16, 2007, by and between Republic Airways Holdings Inc. and WexAir LLC.

99.1	Press Release of Republic Airways Holdings Inc. issued on March 16, 2007.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: March 19, 2007	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

10.1	Stock Purchase Agreement, dated as of March 16, 2007, by and between Republic Airways Holdings Inc. and WexAir LLC.

99.1	Press Release of Republic Airways Holdings Inc. issued on March 19, 2007.